Exhibit 99.1

Contact:	Ina Cu
Investor Relations
650-266-3200

CELL GENESYS ANNOUNCES STRATEGIC RESTRUCTURING OF BUSINESS TO FOCUS ON MOST ADVANCED PROGRAMS

SOUTH SAN FRANCISCO, Calif., June 7, 2005 — Cell Genesys, Inc. (Nasdaq: CEGE) today announced that it is implementing a strategic restructuring of its business operations to focus resources on its most advanced and most promising product development programs. Based on additional encouraging data reported at the American Society of Clinical Oncology (ASCO) Annual Meeting last month, Cell Genesys intends to deploy the majority of its resources going forward to advance GVAX® vaccine for prostate cancer currently in Phase 3 development, as well as GVAX® vaccine for leukemia and GVAX® vaccine for pancreatic cancer, both of which are in Phase 2 development. In the oncolytic virus therapy program, the priority will be CG0070, which recently entered clinical trials for recurrent bladder cancer and which could be evaluated in multiple types of cancer in the future. Cell Genesys will be discontinuing all other clinical programs as soon as feasible. As a result of these and other related portfolio decisions, the company plans to sell its San Diego manufacturing facility for viral products and will reduce its operations in Memphis from manufacturing to product distribution. In addition, the company will eliminate approximately 95 positions and expects to end the year with approximately 285 employees. These personnel and operating site decisions are expected to reduce the company’s current annualized operating expenses by approximately 15%, excluding one-time personnel-related restructuring costs estimated at $1.9 million. Cell Genesys ended the first quarter of 2005 with approximately $190 million in financial assets including approximately $145 million in cash and 6.6 million shares of its former subsidiary Abgenix, Inc.

The discontinued GVAX® vaccine programs include GVAX® vaccine for lung cancer and GVAX® vaccine for myeloma. Both of these vaccine product candidates are patient-specific vaccines and are otherwise targeting malignancies for which several promising therapies have recently been developed. While promising clinical trial results have been reported for both of these programs, the company believes that such patient-specific vaccine products will face a more challenging development and commercialization path than the company’s non-patient specific vaccine products for prostate cancer, leukemia, and pancreatic cancer and should therefore not continue to compete for resources. Moreover, as a result of the decision to phase out further clinical development of GVAX® vaccine for lung cancer, the company will discontinue manufacturing activities at its Memphis site. In the oncolytic virus therapy program, the company will discontinue further clinical development of CG7870 for prostate cancer due to other competing therapies and will focus as noted above, on CG0070, which has the potential to target multiple types of cancer and is “armed” with the GM-CSF gene that can potentially induce beneficial systemic anti-tumor immunity. Cell Genesys will also significantly reduce its early-stage research programs for the development of new oncolytic virus therapies as well as its research effort in anti-angiogenesis gene therapy for cancer, given the lengthy project timelines. These latter portfolio decisions will reduce the company’s manufacturing needs in the viral product area and have resulted in the decision by the company to sell its San Diego manufacturing site.

“At Cell Genesys, we have a long history of actively managing our product portfolio to ensure that resources are applied towards the most promising programs. As with similar decisions in the past, we are implementing this restructuring from a position of financial strength and at a time when encouraging progress in our clinical trials gives us the opportunity to optimize portfolio management. While the decisions made and actions taken are difficult, we are now better positioned than ever to pursue our principal strategic goal of developing and commercializing biological therapies for cancer,” stated Stephen A. Sherwin, M.D., chairman and chief executive officer of Cell Genesys. “We deeply appreciate the hard work and dedication of employees who are affected by this restructuring and will do our best to ease their employment transitions.”

New and encouraging clinical data from the company’s lead product development program was the principal driver for the timing of this strategic restructuring. At the ASCO Annual Meeting held last month, Cell Genesys reported additional promising results from a second Phase 2 trial of GVAX® vaccine for prostate cancer in patients with metastatic hormone refractory prostate cancer (metastatic HRPC). The results for the 22 patients who received the highest dose - the dosing regimen comparable to that being employed in the company’s ongoing Phase 3 trial - indicate that the median survival has not been reached and the final median survival will be no less than 24.1 months based on the current median follow-up time for these patients. Previously reported findings from the company’s first Phase 2 trial of GVAX® vaccine for prostate cancer indicated an overall median survival of 26.2 months. The median survival results from both Phase 2 trials compare favorably to the recently reported median survival of 18.9 months for hormone-refractory metastatic prostate cancer patients treated with Taxotere® plus prednisone, the current standard of care. The company’s ongoing Phase 3 clinical trial in asymptomatic metastatic HRPC is a randomized, controlled comparison of GVAX® vaccine for prostate cancer to Taxotere® plus prednisone with respect to survival benefit and is being conducted under a Special Protocol Assessment (SPA) from the U.S. Food and Drug Administration (FDA). The company recently announced that it has also received an SPA for its second Phase 3 clinical trial of GVAX® vaccine for prostate cancer in symptomatic metastatic HRPC patients, which is expected to begin in the near future.

Cell Genesys is focused on the development and commercialization of novel biological therapies for patients with cancer. The company is currently pursuing two clinical stage product platforms - GVAX® cancer vaccines and oncolytic virus therapies. Ongoing clinical trials include a Phase 3 trial of GVAX® vaccine for prostate cancer, Phase 2 trials of GVAX® vaccines for leukemia and pancreatic cancer, and a Phase 1 trial of CG0070 oncolytic virus therapy for bladder cancer and potentially other types of cancer. Cell Genesys continues to hold equity interests in its two former subsidiaries — Abgenix, Inc., an antibody products company and Ceregene, Inc., which is developing gene therapies for neurodegenerative disorders. Cell Genesys is headquartered in South San Francisco, CA and has its principal manufacturing operation in Hayward, CA. For additional information, please visit the company’s website at www.cellgenesys.com.

Cell Genesys will host a conference call to discuss this announcement today, June 7, 2005 at 11:30 AM Eastern Time (8:30 AM Pacific Time). Investors may listen to the webcast of the conference call live on Cell Genesys’ website. A replay of the webcast will be available for at least 48 hours following the call. Alternatively, investors may listen to a replay of the call by dialing 800-475-6701 from locations in the U.S. and 320-365-3844 from outside the U.S. The call-in replay will be available for 48 hours following the call. Please refer to access number 783814.

Statements made herein about the company and its subsidiaries, other than statements of historical fact, including statements about the company’s progress and financial forecasts, the costs and benefits of the restructuring, the impact of the restructuring upon the financial statements, results and timing of clinical trials and preclinical programs, agreements with the FDA and the nature of product pipelines are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with making financial forecasts and estimates, the company’s ability to dispose of its facility, the success of clinical trials and research and development programs, the regulatory approval process for clinical trials, potential changes in study protocols, new concerns of safety not previously known, regulatory agreements for manufacturing controls and product testing requirements, competitive technologies and products, patents, continuation of corporate partnerships and the need for additional financings. For information about these and other risks which may affect Cell Genesys, please see the company’s Annual Report on Form 10-K for the year ended December 31, 2004 dated March 14, 2005, as well as Cell Genesys’ reports on Form 10-Q and 8-K and other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update the forward-looking information in this press release.

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